UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2016, Orgenesis Inc. (the “Company”) and Atvio Biotech Ltd., a newly formed Israeli company (“Atvio”) entered into a Joint Venture Agreement (the “JVA”) pursuant to which the parties agreed to collaborate in the contract development and manufacturing of cell and virus therapy products in the field of regenerative medicine in the State of Israel. The parties intend to pursue the joint venture through Atvio, in which the Company will hold a 50% participating interest therein, with the remaining 50% participating interest being held by the other shareholders of Atvio. Under the JVA, Atvio is to procure, at its sole expense, a GMP facility and appropriate staff in Israel. The Company will share with Atvio the Company’s know-how in the field of cell therapy manufacturing, which know-how will not include the intellectual property included in the license from the Tel Hashomer Hospital in Israel to Orgenesis Ltd., the Company’s subsidiary. The parties are to create a mutually agreeable work plan within 60 days following the execution of the JVA, detailing each party’s respective obligations. Subject to the adoption of a work plan acceptable to the Company, the Company shall remit to Atvio $1 million to defray the costs associated with the setting up and the maintenance of the GMP facility, all or part of which may be contributed by way of in kind services as agreed to in the work plan. The Company’s funding will be made by way of a convertible loan to Atvio, which shall be convertible at the Company’s option at any time into 50% of the then outstanding equity capital immediately following such conversion.

The JVA provides that, under certain specified conditions, either the Company can require the Atvio Shareholders to sell to the Company their participating (including equity) interest in Atvio or the Atvio Shareholders can require the Company to purchase their respective participating and equity holdings in Atvio, in each case in consideration for the issuance of the Company’s common stock based on the then specified valuation of Atvio.

This Current Report on Form 8-K contains forward-looking statements relating to the parties’ collaboration plans. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

May 24, 2016